UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 27, 2018

First Capital Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland	814-01137	47-1709055
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 Park Avenue

 14th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 512-9054

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03

Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Name Change

On August 7, 2018, the Board of Directors (the “Board”) of First Capital Investment Corporation (the “Company”) approved an Article of Amendment (the “Article of Amendment”) to be filed with the State Department of Assessments and Taxation of Maryland to change the Company’s name from “First Capital Investment Corporation” to “StHealth Capital Investment Corporation” pursuant to Sections 2-604(c)(1) and 2-605(a)(1) of the Maryland General Corporation Law. A copy of the Article of Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07

Submission of Matters to a Vote of Security Holders.

On August 7, 2018, the Company held the 2018 Annual Meeting of Stockholders. At the meeting, the Company’s stockholders voted on the following three proposals: (i) election of directors; (ii) approval of the Company’s Investment Advisory and Administrative Services Agreement by and between First Capital Investment Corporation and FCIC Advisors LLC; and (iii) the ratification of the appointment of MaloneBailey LLP as the Company’s independent public registered accounting firm for the fiscal year ending December 31, 2018. As of August 7, 2018, the record date established for voting on the matters set forth above, the shares of common stock outstanding and entitled to vote at the meeting represented 840,627 votes (840,627 shares of common stock representing 840,627 votes). Of the aggregate shares entitled to vote as of the record date, 439,405 shares of common stock representing 439,405 votes were present at the meeting in person or by proxy.

Proposal No. 1 – Election of Directors

Each of the three nominees for director was elected by the Company’s stockholders by the requisite vote for approval, and the voting results are set forth below:

Name of Director	For	Against	Abstain
Derek Taller	439,405	0	0
Frank Grant	439,405	0	0
Jeff Davi	439,405	0	0

Proposal No. 2 – Approval of Investment Advisory and Administrative Services Agreement by and between First Capital Investment Corporation and FCIC Advisors LLC.

The voting results for the approval of the Investment Advisory and Administrative Services Agreement by and between First Capital Investment Corporation and FCIC Advisors LLC are set forth below:

For	Against	Abstain
439,405	0	0

Proposal No. 3 – Ratification of MaloneBailey, LLP as Independent Public Registered Accounting Firm for the Fiscal Year Ending December 31, 2018. The three proposals are described in detail in the Company’s definitive proxy statement, as filed on Schedule 14A on July 18, 2018, and as amended on Schedule DEFA14A on July 25, 2018.

The voting results for the approval of the Investment Advisory and Administrative Services Agreement by and between First Capital Investment Corporation and FCIC Advisors LLC are set forth below:

For	Against	Abstain
439,405	0	0

Item 8.01	Other Events.

New Agreement with MaloneBailey LLP

On June 27, 2018, the Company entered into a new agreement (the “Audit Services Agreement”) with its current Auditors, MaloneBailey LLP (“MaloneBailey”), for the purpose of, amongst other things, securing the audit of the financial statements of the Company, which comprise the balance sheet as of December 31, 2017, and the related statements of income, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements. In order to perform its services under the Audit Services Agreement, MaloneBailey committed to reviewing the Company’s unaudited interim financial information for the first three quarters in the year ending December 31, 2018 and 2017, and the information resulting from its review would be included in the annual report (Form 10-K) proposed to be filed by the Company under the Investment Company Act of 1940.

Transition of Derek Taller from his Appointment to the Audit Committee

On June 29, 2018, the Board appointed Mr. Derek Taller as a member of the Company’s Audit Committee.  On August 7, 2018, the Board agreed to withdraw such nomination at Mr. Taller’s request.  As a result of such withdrawal, Mr. Taller’s appointment is of no force and effect, and the Company’s Audit Committee  remains comprised solely of Messrs. Frank Grant and Jeff Davi.  The Audit Committee did not hold any meetings between the period of June 29, 2018 and August 7, 2018.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
3.1	Article of Amendment for the purpose of amending its Articles of Amendment and Restatement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2018	First Capital Investment Corporation

	By:	/s/ Derek Taller
	Name:	Derek Taller
	Title:	President & Chief Executive Officer